SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VERSARTIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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4200 Bohannon Drive, Suite 250

Menlo Park, California 94025

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On September 8, 2017

Dear Stockholder:

You are invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Versartis, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, September 8, 2017 at 8:00 a.m. local time, at 1020 Marsh Road, Menlo Park, California 94025. At the Special Meeting, stockholders will vote on the following matters:

1.	To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation that would confirm that the number of authorized shares of common stock is 100,000,000;

2.	To authorize an adjournment of the Special Meeting, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	To conduct any other business properly brought before the meeting, or any adjournment or postponement thereof, by or at the direction of the Board of Directors.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is August 8, 2017. Only stockholders of record at the close of business on that date may vote at the meeting and, unless a new record date is fixed, at any adjournment or postponement thereof.

As described in the proxy statement accompanying this Notice, the Board of Directors of Versartis, Inc. (the “Board of Directors”) is seeking approval of an amendment to the Amended and Restated Certificate of Incorporation. A substantively identical amendment (the “May Amendment”) was approved at our 2017 Annual Meeting of Stockholders held on May 25, 2017 (the “Prior Approval”). The May Amendment, which increased the number of shares of common stock that the Company was authorized to issue from 50,000,000 shares to 100,000,000 shares, was filed with the Secretary of State of the State of Delaware and became effective on May 31, 2017. While we believe the Prior Approval was properly obtained, there may be uncertainty with respect to the validity or effectiveness of the Prior Approval. Specifically, certain shares of common stock held through brokers/nominees with respect to which no voting instructions were provided may have been voted by the broker/nominee in favor of the May Amendment in accordance with the rules of the New York Stock Exchange. Certain statements in the Company’s definitive proxy statement for the Company’s 2017 Annual Meeting of Stockholders were inconsistent with the treatment of the votes cast by brokers/nominees and indicated that if a beneficial owner holding shares through a broker/nominee did not instruct such broker or nominee how to vote on the May Amendment, it would have the same effect as casting a vote “Against” the May Amendment. At the Special Meeting, we are submitting an amendment to our Amended and Restated Certificate of Incorporation that would confirm that the Company is authorized to issue 100,000,000 shares of common stock. If approved, this amendment will allow us to avoid any uncertainty with respect to the number of shares of common stock that the Company is authorized to issue and will confirm that the Company is authorized to issue 100,000,000 shares of common stock. To the extent the May Amendment is not currently valid, this amendment will have the effect of increasing the authorized number of shares of common stock from 50,000,000 to 100,000,000, which is the same number of authorized shares that we believe were approved in the Prior Approval and is set forth in the May Amendment.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held on September 8, 2017 at 8:00 a.m., local time, at 1020 Marsh Road, Menlo Park, California 94025.

The proxy statement to stockholders

are available at www.versartis.com.

By Order of the Board of Directors

/s/ Kenneth L. Guernsey

Kenneth L. Guernsey

Secretary

Menlo Park, California

August 14, 2017

You are cordially invited to attend and participate in the Special Meeting. Whether or not you expect to attend the Special Meeting, please vote over the telephone or Internet, or, if you receive a paper proxy card by mail, by completing and returning the enclosed proxy card, as promptly as possible in order to ensure your representation at the Special Meeting. Even if you have voted by proxy, you may still vote your shares if you attend the Special Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Special Meeting, you must obtain a proxy issued in your name from that record holder.

4200 Bohannon Drive, Suite 250

Menlo Park, California 94025

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 8, 2017

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of Versartis, Inc., or the Board of Directors, is soliciting your proxy to vote at a special meeting of stockholders, or the Special Meeting, including at any adjournments or postponements thereof, to be held on Friday, September 8, 2017 at 8:00 a.m. local time at 1020 Marsh Road, Menlo Park, California 94025.

You are invited to attend the Special Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The proxy materials, including this Proxy Statement, are being distributed and made available on or about August 14, 2017. As used in this Proxy Statement, references to “we,” “us,” “our,” “Versartis” and the “Company” refer to Versartis, Inc. and its consolidated subsidiaries.

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors is soliciting your proxy to vote at the Special Meeting, including at any adjournments or postponements of the Special Meeting. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail these proxy materials on or about August 14, 2017 to all stockholders of record entitled to vote at the Special Meeting.

How do I attend the Special Meeting?

The Special Meeting will be held on Friday, September 8, 2017 at 8:00 a.m. local time. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank. Directions to the Special Meeting may also be found at http://versartis.com/contact/mapdirections/. Information on how to vote in person at the Special Meeting is discussed below.

Who can vote at the 2017 Special Meeting?

Only stockholders of record at the close of business on August 8, 2017, or the Record Date, will be entitled to vote at the Special Meeting. On the Record Date, there were 35,629,099 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on August 8, 2017 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of

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record, you may vote at the Special Meeting or vote by proxy. Regardless of whether you plan to attend the Special Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on August 8, 2017 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are currently two (2) matters scheduled for a vote:

•	Proposal 1: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation that would confirm that the authorized number of shares of common stock is 100,000,000 shares.

•	Proposal 2: To approve the adjournment of the Special Meeting, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1 (this proposal is referred to as the “Adjournment Proposal”).

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive. Directions to the Special Meeting location are available at http://versartis.com/contact/mapdirections/.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return a signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

•	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your telephone vote should be received by 11:59 p.m., California Time on September 7, 2017 to ensure your vote is counted.

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•	To vote through the internet, go to [http://www.proxyvote.com] to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your internet vote should be received by 11:59 p.m., California Time on September 7, 2017 to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Versartis. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or bank. To vote at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange, or the NYSE, deems the particular proposal to be a “routine” matter and how your broker or nominee exercises any discretion they may have in the voting of the shares that you beneficially own. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe Proposal 1 and Proposal 2 will be considered “routine” matters. If these proposals are considered “routine” matters, your broker or nominee may vote your shares in its discretion either for or against Proposal 1 and Proposal 2 even in the absence of your instruction. This means that if you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted in favor or against Proposal 1 and/or Proposal 2, you must give your broker or nominee specific instructions to do so.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted “For” the approval of the amendment to our Amended and Restated Certificate of Incorporation

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that would confirm that the Company has 100,000,000 authorized shares of common stock and “For” an adjournment of the meeting, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. If any other matter is properly presented at the Special Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet by 11:59 p.m., California Time on September 7, 2017.

•	You may send a timely written notice that you are revoking your proxy to Versartis’s Secretary at 1020 Marsh Road, Menlo Park, California 94025 (to ensure timely delivery of your revocation, such revocation should be received by September 7, 2017).

•	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count, “For” and “Against,” abstentions and broker non-votes. Abstentions will be counted towards the vote total for Proposal 1 and Proposal 2, and will have the same effect as “Against” votes.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is

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entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders. We believe that Proposal 1 and Proposal 2 will be considered as “routine” matters, and as a result, we do not expect there to be any broker non-votes. If Proposal 1 and Proposal 2 are considered “routine” matters, your broker or nominee may vote your shares in its discretion either for or against Proposal 1 and Proposal 2 even in the absence of your instruction. If you are a beneficial owner and want to ensure that all of the shares you beneficially own are voted for or against Proposal 1 and/or Proposal 2, you must give your broker or nominee specific instructions to do so.

How many votes are needed to approve each proposal?

•	Proposal 1, to approve the amendment of the Company’s Amended and Restated Certificate of Incorporation that would confirm that the authorized number of shares of common stock is 100,000,000 shares, must receive “For” votes from the holders of a majority of the Company’s outstanding shares entitled to vote at the meeting. If you are a stockholder of record as of the Record Date and you fail to vote in person, return your proxy card or to vote at all using the telephone or internet, it will have the same effect as an “Against” vote. If you are a stockholder of record and return a signed and dated proxy card without providing specific voting instructions on Proposal 1, or do not specify your vote on Proposal 1 when voting using the telephone or internet, your shares will be voted “For” Proposal 1 in accordance with the recommendations of our Board of Directors. Abstentions will have the same effect as “Against” votes.

We believe that Proposal 1 will be deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 1, your broker or nominee will have the discretion to vote your shares on Proposal 1. Accordingly, if you fail to provide voting instructions to your broker or nominee, your broker or nominee can vote your shares on Proposal 1 in a manner that is contrary to what you intend. For example, if you are against the approval of Proposal 1 but you do not provide any voting instructions to your broker, your broker can nonetheless vote your shares “For” Proposal 1. While we do not expect any broker non-votes on Proposal 1, if you do not provide voting instructions and your broker or nominee fails to vote your shares, this will have the same effect as an “Against” vote. If you are a beneficial owner of shares registered in the name of your broker or other nominee, we strongly encourage you to provide voting instructions to the broker or nominee that holds your shares to ensure that your shares are voted in the manner in which you want them to be voted.

•	Proposal 2, to approve the adjournment of the Special Meeting, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve Proposal 1, must receive “For” votes from the holders of a majority of the shares of common stock represented at the Special Meeting. If you are a stockholder of record and you return your signed and dated proxy card without providing specific voting instructions on Proposal 2, or do not specify your vote on Proposal 2 when voting using the telephone or internet, your shares will be voted “For” Proposal 2 in accordance with the recommendations of our Board of Directors. If you are a stockholder of record and you fail to return your proxy card, or to vote at all using the telephone or internet, it will have no effect on the outcome of Proposal 2.

We believe that Proposal 2 will be deemed to be a “routine” matter. Therefore, if you are a beneficial owner of shares registered in the name of your broker or other nominee and you fail to provide instructions to your broker or nominee as to how to vote your shares on Proposal 2, your broker or nominee will have the discretion to vote your shares on Proposal 2. While we do not expect any broker non-votes on Proposal 2, if your shares are represented at the Special Meeting, but you do not provide

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voting instructions on Proposal 2 and your broker or nominee fails to vote your shares on that proposal, this will have the same effect as an “Against” vote. If you return your proxy and select “Abstain,” it will have the same effect as an “Against” vote.

In addition to approval of any adjournments by stockholders, the chairman of the meeting has authority to adjourn the meeting for any reason, whether or not a quorum of stockholders is present.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Special Meeting in person or represented by proxy. On the Record Date, there were 35,629,099 shares outstanding and entitled to vote. Thus, the holders of an aggregate of at least 17,814,551 shares of common stock must be present in person or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you attend the Special Meeting in person or submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee). Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If a quorum is not present, then either (i) the chairman of the Special Meeting or (ii) the stockholders present in person or represented by proxy shall have the power to adjourn the Special Meeting from time to time, without notice other than announcement at the Special Meeting, until a quorum is present.

How does Versartis’s Board of Directors recommend that I vote?

•	After careful consideration, our Board of Directors has approved the amendment to our Amended and Restated Certificate of Incorporation that would confirm that the Company is authorized to issue 100,000,000 shares of common stock, and has determined that such action is advisable and in the best interests of Versartis and our stockholders. Accordingly, our Board of Directors recommends that Versartis stockholders vote “For” Proposal 1.

•	After careful consideration, our Board of Directors has determined that Proposal 2 regarding adjournment to solicit additional proxies is advisable and in the best interests of Versartis and our stockholders. Accordingly, our Board of Directors recommends that Versartis stockholders vote “For” Proposal 2.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 26, 2017, to our Secretary at 1020 Marsh Road, Menlo Park, California 94025. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must notify the Secretary of the Company in writing at the address above no earlier than January 25, 2018 and no later than February 24, 2018. You are advised to review the Company’s Bylaws, which contain a description of the information required to be submitted as well as additional requirements about advance notice of stockholder proposals and director nominations.

What proxy materials are available on the internet?

The proxy statement is available at www.versartis.com.

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PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION THAT WOULD CONFIRM THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK OF THE COMPANY

Our Board of Directors is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation that would confirm that the authorized number of the Company’s shares of common stock is 100,000,000 shares, or the Charter Amendment. This description is qualified by the full text of the Charter Amendment that is attached as Appendix A to this proxy statement.

Background

At our 2017 Annual Meeting of Stockholders, or the 2017 Annual Meeting, we sought stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock by 50,000,000 shares from 50,000,000 shares to 100,000,000 shares (we refer to this increase as the “Authorized Share Increase,” the amendment that set forth the Authorized Share Increase as the “May 2017 Amendment” and the proposal presented at the 2017 Annual Meeting as the “Prior Proposal”). At the 2017 Annual Meeting, our independent inspector of elections determined that the Prior Proposal received the requisite stockholder approval and certified that the Prior Proposal passed. We subsequently filed the May 2017 Amendment with the Secretary of State of the State of Delaware on May 31, 2017.

As part of our independent inspector of elections’ determination of our voting results, votes cast by brokers/nominees without instruction from the beneficial owners of certain of our outstanding shares were counted in favor of the Prior Proposal in accordance with the rules of the NYSE that govern how brokers may cast such votes. Certain statements made in the definitive proxy statement for the 2017 Annual Meeting, which was filed on Schedule 14A with the SEC on April 25, 2017, or the 2017 Proxy Statement, were inconsistent with this treatment. The 2017 Proxy Statement stated that brokers/nominees would not have discretion to vote for approval of the Prior Proposal without instruction, and that the resulting broker non-votes would be counted “against” the proposal.

Although our independent inspector of elections certified that the Prior Proposal passed, our Board of Directors has determined that the description of the authority of brokers and nominees to vote on the Prior Proposal without instruction in the 2017 Proxy Statement may create some uncertainty as to the effect of the vote obtained at the 2017 Annual Meeting and, accordingly, uncertainty regarding the validity of the May 2017 Amendment and the Authorized Share Increase. As a result, the Board of Directors has determined that it is in the best interests of the Company and our stockholders to ask our stockholders to approve the Charter Amendment at this Special Meeting in order to eliminate any uncertainty regarding the number of shares of common stock that the Company is authorized to issue. None of the additional authorized shares of common stock added by the Authorized Share Increase have been issued or are outstanding as of the date of this proxy statement.

Proposal

At the time of the 2017 Annual Meeting, our Board of Directors believed that the proposed increase in the number of authorized shares of common stock was desirable in order to enhance our flexibility in taking possible future actions, such as raising additional equity capital, exchanging equity for debt or other transactions that have similar effect, stock-based acquisitions, stock splits and dividends, equity compensation awards or other corporate purposes. Our Board of Directors believes this continues to be the case. In order to confirm that the Authorized Share Increase has occurred, the Board of Directors has declared advisable, approved and adopted, and recommended that our stockholders approve, the Charter Amendment. The Charter Amendment would confirm that the Company is authorized to issue a total of 100,000,000 shares of common stock and, to the extent the May 2017 Amendment is not valid, the Charter Amendment would affect the Authorized Share Increase.

At this time, we do not have any specific need or plan that would require us to issue a material amount of additional shares of our common stock. By approving the Charter Amendment in advance of any specific need or

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plan, we will be able to act in a timely manner when such a need arises or when our Board of Directors believes it is in the best interests of the Company and our stockholders to take action, without the delay and expense that would be required at that time to obtain stockholder approval of such an increase.

If issued, the additional common stock authorized, or to be authorized, by the Authorized Share Increase would have rights identical to the currently outstanding common stock of the Company. Stockholders have no preemptive rights to acquire shares of common stock issued by the Company under its Amended and Restated Certificate of Incorporation. This means that current stockholders do not have a prior right to purchase any new issue of our capital stock in order to maintain their proportionate ownership of common stock. Adoption of the Charter Amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. The issuance of additional shares of our common stock, or the perception that additional shares may be issued, may adversely affect the market price of our common stock. Shares of common stock could be issued by our Board without further vote of our stockholders except as may be required in particular cases by our Amended and Restated Certificate of Incorporation, applicable law, regulatory agencies or the rules of the NASDAQ Stock Market.

In addition to the 35,514,630 shares of common stock outstanding on June 30, 2017, there were:

•	1,045,134 shares reserved for issuance under the Company’s stockholder approved 2009 Equity Incentive Plan, as amended;

•	5,863,356 shares reserved for issuance under the Company’s stockholder approved 2014 Equity Incentive Plan, as amended;

•	786,990 shares reserved for future issuance under the Company’s 2014 Employee Stock Purchase Plan, as amended.

Additionally, as of June 30, 2017, no shares of preferred stock were outstanding.

We have financed our operations primarily through private placements of our previously authorized convertible preferred stock, the initial public offering of our common stock in March 2014, and public offerings of our common stock in January 2015, October 2016 and November 2016. We do not currently have any commitments for future external funding and, until we can generate a sufficient amount of product revenue, which we may never do, we expect to finance future cash needs through one or more of the following: public or private equity offerings; debt financings; collaboration and licensing arrangements, which often involve the possibility of an equity investment; and interest income earned on the investment of our cash and short-term investments.

Although our Board of Directors has no immediate plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use the Company’s common stock for business and financial purposes in the future as well to have sufficient shares available to provide appropriate equity incentives for our employees. The additional shares created by the Authorized Share Increase may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing strategic relationships with other companies; expanding our business through the acquisition of other businesses, products or technologies; and other purposes. For example, we will need to raise substantial additional funds to, among other things, finance our operations, clinical trials and the initial commercial activities for our product somavaratan (VRS-317), for growth hormone deficiency, if it is approved. Thus, we may need to obtain significant amounts of additional capital and the additional shares may be used for a financing if we have an appropriate opportunity. Although we may pursue other sources of funding, such as corporate collaborations and partnerships, if we are not successful with these efforts or if our Board of Directors otherwise determines that a financing through issuing additional shares is attractive, we want to be in a position to act quickly depending on market conditions.

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Our Board believes that confirming that the Authorized Share Increase is effective will ensure sufficient shares are available to provide the additional flexibility necessary to pursue our strategic objectives. Over the past several years, similar flexibility has allowed us to pursue a number of strategic and financing transactions.

The proposed amendment to our Amended and Restated Certificate of Incorporation to confirm the effectiveness of the Authorized Share Increase could, under certain circumstances, have an anti-takeover effect. The additional shares of common stock created by the Authorized Share Increase and that would be available for issuance if this Proposal 1 is approved (which shares would not currently be available for issuance if the May 2017 Amendment was not effective) could also be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management of the Company. For example, without further stockholder approval, the Board of Directors could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board of Directors. Although the Prior Proposal and the proposal to confirm that the Authorized Share Increase have been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board of Directors currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that approval of this Proposal 1 could facilitate future efforts by us to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

If this Proposal 1 is approved, we will file a Certificate of Amendment to our Amended and Restated Certificate of Incorporation that will supersede the May 2017 Amendment and confirm the increase of our authorized number of shares of common stock from 50,000,000 shares to 100,000,000 shares. If the Proposal 1 is approved and the Charter Amendment is adopted, it will become effective upon the effectiveness of the filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware and the shares of common stock created by the Authorized Share Increase would be available for issuance. No further stockholder authorization would be required prior to the issuance of such shares by the Company, except where stockholder approval is required under Delaware corporate law or NASDAQ rules.

Required Vote; Recommendation of the Board of Directors

Approval of the Charter Amendment requires “FOR” votes, cast either in person or by proxy, of a majority of the outstanding shares of our capital stock. Abstentions will have the same effect as an “against” vote on this proposal. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, a broker non-vote occurs (or if your shares are not affirmatively voted in favor of this proposal for any other reason), it will have the same effect as an “against” vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 1.

9.

PROPOSAL 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Special Meeting at that time in order to enable our board of directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board of Directors to vote in favor of adjourning the Special Meeting to another time and place, if necessary or appropriate (as determined in good faith by the Board of Directors), to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned or postponed session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary or appropriate (as determined in good faith by the Board of Directors) to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required; Recommendation of the Board of Directors

Approval of the Adjournment Proposal requires “FOR” votes from the holders of a majority of the shares represented at the Special Meeting. Abstentions will have the same effect as an “against” vote on this proposal. As noted above, we believe that this proposal will be considered a “routine” matter and, as a result, we do not expect there to be any broker non-votes on this proposal. If, however, your shares are represented at the Special Meeting and your broker fails to vote your shares on this proposal, it will have the same effect as an “against” vote on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

10.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of June 30, 2017 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Perceptive Advisors LLC(2)	4,229,563	11.9%
FMR LLC(3)	4,128,376	11.6%
Aisling Capital III, LP(4)	2,582,085	7.3%
Entities affiliated with Index Ventures(5)	2,395,061	6.7%
BlackRock, Inc.	2,215,367	6.2%
New Leaf Ventures II, L.P.(6)	2,039,223	5.7%
Baker Bros. Advisors, LP(7)	1,920,845	5.4%
Jay Shepard(8)	418,785	*
Joshua Brumm(9)	286,302	*
Paul Westberg(10)	127,391	*
Shane Ward(11)	53,528	*
Colin Hislop(12)	45,738	*
Jay Stout	1,000	*
Tracy Woody	—	*
Srinivas Akkaraju(13)	619,936	1.7%
Eric Dobmeier	—	*
R. Scott Greer(14)	74,925	*
Edmon Jennings(15)	76,676	*
Shahzad Malik(16)	1,688,378	4.7%
Anthony Sun(17)	66,820	*
John Varian(17)	65,220	*
All executive officers and directors as a group (14 persons)(18)	3,524,699	9.6%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned Applicable percentages are based on 35,514,630 shares outstanding on June 30, 2017, adjusted as required by rules promulgated by the SEC.
(2)	Includes 3,989,724 shares held by Perceptive Life Perceptive Advisors LLC, a private investment fund (the “Fund”) to which Perceptive Advisors LLC serves as the investment manager, and 163,961 shares held in a trading account (the “Account”) to which Perceptive Advisors LLC serves as the investment manager. Joseph Edelman is the managing member of Perceptive Advisors LLC. The address for Perceptive Advisors LLC is 499 Park Ave., 25th Floor, New York, NY 10022.
(3)

Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B stockholders have entered into a stockholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting

11.

common shares. Accordingly, through their ownership of voting common shares and the execution of the stockholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(4)	The shares are held directly by Aisling Capital III, L.P. (“Aisling”). Aisling Capital Partners III, L.P. (“Aisling GP”) is the general partner of Aisling. Includes 57,620 shares issuable pursuant to a stock option exercisable within 60 days of [June 30], 2017. Such option was issued to Dr. Sun by the Company when Dr. Sun was employed by Aisling, therefore Aisling may be deemed to have beneficial ownership of such shares. Investment and voting decisions are made by an investment committee of Aisling GP, which currently consists of four members. The investment committee shares voting and dispositive power over the shares held by Aisling. Dr. Sun disclaims beneficial ownership of the shares owned by Aisling except to the extent of his pecuniary interest therein. The address for these entities is 888 Seventh Ave., 12th Floor, New York, NY 10106.
(5)	Includes 2,169,931 shares held by Index Ventures IV (Jersey), L.P. (“Index Ventures IV”), 205,971 shares held by Index Ventures IV Parallel Entrepreneur Fund (Jersey), L.P. (“Entrepreneur Fund”) and 19,159 shares held by Yucca (Jersey) SLP (“Yucca”). Index Venture Associates IV Limited, is the general partner of the Index Ventures IV and Entrepreneur Fund. Paul Willing, Sinéad Meehan, David Hall, Bernard Dallé and Phil Balderson are directors of Index Venture Associates IV Limited. Messrs. Willing, Hall, Dallé, Balderson and Ms. Meehan share voting and dispositive power with respect to the shares held by the Index Ventures IV limited partnerships. The corporate general partner of Yucca is Yucca Associates Limited. Messrs. Nigel T. Greenwood and Ian J. Henderson are directors of Yucca Associates Limited and share voting and dispositive power with respect to the shares held by Yucca. The address of the Index Ventures IV, Entrepreneur Fund and Yucca is Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.
(6)	Represents shares directly beneficially owned by New Leaf Ventures II, L.P. (“NLV-II”). New Leaf Venture Associates II, L.P. (“NLVA-II LP”) is the general partner of NLV-II and New Leaf Venture Management II, L.L.C. (“NLVM-II LLC”) is the general partner of NLVA-II LP. Philippe O. Chambon, Jeani Delagardelle, Ronald M. Hunt, Vijay K. Lathi, James Niedel and Liam Ratcliffe are individual managers of NLVM-II LLC (the “Individual Managers”). NLVA-II LP and NLVM-II LLC disclaim beneficial ownership of such shares, except to the extent of their pecuniary interest therein. As one of six individual managers, each of the Individual Managers disclaims beneficial ownership over the shares, and in all events disclaims pecuniary interest except to the extent of his economic interest. The address for this stockholder is Times Square Tower, 7 Times Square, Suite 3502, New York, NY 10036.
(7)	Consists of 1,750,710 shares of common stock directly held by Baker Brothers Life Sciences, L.P. (“Life Sciences”) and 170,135 shares of common stock directly held by 667, L.P. (“667”, and together with Life Sciences, the “Funds”). Pursuant to the amended and restated management agreements, among Baker Bros. Advisors LP (the “Adviser”), the Funds and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the shares held by the Funds, the Adviser has complete and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. Baker Bros. Advisors (GP) LLC (the “Adviser GP”), Felix J. Baker and Julian C. Baker as principals of the Adviser GP, and the Adviser may be deemed to be beneficial owners of the shares directly held by the Funds, and may be deemed to have the sole power to vote or direct the vote of and the power to dispose or direct the disposition of such securities. The address for Baker Bros. Advisors LP is 667 Madison Ave., 21st Floor, New York, NY 10065.
(8)	Includes 385,341 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.

12.

(9)	Includes 263,079 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(10)	Includes 113,182 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(11)	Includes 52,528 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(12)	Includes 45,738 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(13)	Includes 41,632 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(14)	Includes 45,225 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(15)	Includes 68,976 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(16)	Includes shares held by Advent Life Sciences Fund I LP (“Advent Fund”) and by Advent Life Sciences LLP (“Advent”). Advent is the manager of Advent Fund. Dr. Malik, is a general partner of Advent. Each of Advent, Advent Fund and Dr. Malik may be deemed to beneficially own the shares held by Advent and Advent Fund. Also includes 57,620 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(17)	Includes 57,620 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.
(18)	Consists of (i) 2,336,138 shares held by the directors and executive officers, and (ii) 1,188,561 shares issuable pursuant to stock options exercisable within 60 days of June 30, 2017.

13.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Versartis stockholders will be “householding” the Company’s proxy materials. A single set of meeting materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of meeting materials, please notify your broker or Versartis. Direct your written request to Versartis, Inc., Kevin Haas, Corporate Controller, 4200 Bohannon Drive, Suite 250, Menlo Park, California 94025 or contact Kevin Haas at (650) 963-8595. Stockholders who currently receive multiple copies of the meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

14.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Kenneth L. Guernsey
Kenneth L. Guernsey Secretary

August 14, 2017

15.

ANNEX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

VERSARTIS, INC.

Versartis, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, hereby certifies that:

First:    The name of the corporation is Versartis, Inc. (the “Company”).

Second:    The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware was December 10, 2008 and was last amended and restated on March 26, 2014 (the “Restated Certificate”).

Third:    The Board of Directors of the Company, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions approving the amendment set forth in Paragraph Fifth of this Certificate of Amendment, declaring its advisability, and directing that such amendment be considered at the Special Meeting of the Stockholders held on September 8, 2017 (the “Special Meeting”), which meeting was noticed and has been held in accordance with Section 222 of the General Corporation Law of the State of Delaware;

Fourth:    At the Special Meeting, the amendment received the affirmative vote of not less than a majority of the voting power of all outstanding shares of capital stock of the Company entitled to vote thereon, which is the vote required to approve such amendment;

Fifth:    That section A of Article IV of the Restated Certificate of the Company is hereby amended and restated in its entirety to read as follows:

This Company is authorized to issue two (2) classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that the Company is authorized to issue is 105,000,000 shares. 100,000,000 shares shall be Common Stock, each having a par value of $0.0001 and 5,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.

Sixth:    Except as amended by this Certificate of Amendment, the Restated Certificate remains in full force and in effect.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer as of September     , 2017.

VERSARTIS INC.

By:

Name: Jay Shepard
Title: Chief Executive Officer

A-2

1 1 8 NAME THE COMPANY NAME INC.—COMMON 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS A 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS B 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS C 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS D 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS E 123,456,789,012.12345 THE COMPANY NAME INC.—CLASS F 123,456,789,012.12345 THE COMPANY NAME INC.—401 K 123,456,789,012.12345 x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # PLEASE SIGN AND DATE THIS PROXY CARD. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date CONTROL # SHARES 0000342675_1 R1.0.1.15 VERSARTIS, INC. 4200 BOHANNON DRIVE SUITE 250 MENLO PARK CA 94025 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET—www.proxyvote.com To ensure your shares are voted, use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE—1-800-690-6903 To ensure your shares are voted, use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR proposals 1 and 2. For Against Abstain 1. To approve and adopt an amendment to the Company’s Amended and Restated Certificate of Incorporation that would confirm that the number of authorized shares of common stock is 100,000,000. 2. To authorize an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1. Authority is hereby given to each of the proxies (and their substitutes), acting individually, to vote in accordance with their best judgment any other business properly brought before the Special Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. 0000342675_2 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com VERSARTIS, INC. Special Meeting of Stockholders September 8, 2017 8:00 A.M. LOCAL TIME This proxy is solicited by the Board of Directors The undersigned, revoking all prior proxies hereby appoints Shane Ward and Kevin Haas, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, in the manner provided by this Proxy Card, all the shares of Versartis, Inc. Common Stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at 1020 Marsh Road, Menlo Park, California 94025 on September 8, 2017 at 8:00 A.M. LOCAL TIME or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2. EACH OF THE PROXIES (AND THEIR SUBSTITUTES), ACTING INDIVIDUALLY ARE HEREBY AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. Continued and to be signed on reverse side